Exhibit 107
Calculation of Filing Fee Tables
S-3
Porch Group, Inc.

Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.0001 per share	457(r)	5,000,000	$17.42	$87,100,000	0.000087	$7,577.70
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common stock, par value $0.0001 per share	415(a)(6)	10,000,000		$11,200,000			S-3	333-299730	10/30/2026	$1,653.12
Total Offering Amounts:							$98,300,000		$7,577.70
Total Fees Previously Paid:									$—
Total Fee Offsets:									$7,577.70
Net Fee Due:									$—
Offering Note

1
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices per share of common stock as reported on the Nasdaq Capital Market on October 27, 2026.

2	On August 9, 2024, the registrant filed a registration statement on Form S-3 (File No. 333-281442), which was declared effective by the Securities and Exchange Commission (the “Commission”) on August 21, 2024, in connection with the resale of securities by a selling stockholder (the “Prior Resale S-3”). In connection with such registration statement, the registrant paid a filing fee of $3,027.23 to register the offering of up to 18,312,208 shares of the registrant’s common stock for a proposed maximum aggregate offering price of $20,509,672.96. The registrant subsequently filed a registration statement on Form S-3ASR (File No. 333-299730), which was filed with the Commission on October 30, 2026 and which was effective upon filing (the “2026 Shelf Registration Statement”), pursuant to which the registrant carried forward 16,220,158 of the 18,312,208 shares of common stock registered for resale pursuant to the Prior Resale S-3, which remained unsold (the “Unsold Resale Securities”).

Pursuant to Rule 415(a)(6), 10,000,000 of the Unsold Resale Securities, and the related $1,653.12 filing fee previously paid in connection therewith (based on the filing fee rates in effect at the time such Unsold Resale Securities were initially registered) will be applied to this prospectus supplement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Porch Group, Inc.	S-3	333-299730	10/30/2026		$7,577.70	Unallocated (Universal) Shelf			$100,000,000
Fee Offset Sources	2	Porch Group, Inc.	S-3	333-299730		10/30/2026						$14,760

Offering Note
1	The registrant has previously registered the offer and sale of up to $100,000,000 of securities pursuant to a registration statement on Form S-3 (File No. 333-277992), which was initially filed with the Commission on March 15, 2024 and was declared effective by the Commission on May 13, 2024 (the “Prior Shelf Registration Statement”). In connection with the filing of the Prior Shelf Registration Statement, the registrant made a contemporaneous fee payment in the amount of $14,760. The registrant subsequently filed a registration statement on Form S-3ASR (File No. 333-299730), which was filed with the Commission on October 30, 2026 and which was effective upon filing (the “2026 Shelf Registration Statement”), pursuant to which the registrant registered an indeterminate amount of securities.

As of the date hereof, all of the $100,000,000 of securities registered under the Prior Shelf Registration Statement remain unsold (the “Unsold Shelf Securities”). Pursuant to Rule 457(p) under the Securities Act, $7,577.70 of the registration fee of $14,760 that has already been paid and remains unused with respect to the Unsold Shelf Securities is hereby offset against registration fees due in connection with this prospectus supplement. Pursuant to Rule 457(p), the offering of such Unsold Shelf Securities under the Prior Registration Statement was deemed terminated as of the date of effectiveness of the filing of the 2026 Shelf Registration Statement.
2	See offering note 1.

Table 3: Combined Prospectuses	☑Not Applicable

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date